Exhibit (e)(3)
AMENDMENT TO DISTRIBUTION AGREEMENT

        AMENDMENT made as of April 28, 2011 to become effective on the Effective Date between CAVANAL HILL FUNDS, formerly known as American Performance Funds, a Massachusetts business trust (the “Trust”) and BOSC, INC. (“Distributor”), to that certain Distribution Agreement, dated August 2, 2007, between the Trust and Distributor (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

        WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, that consists of nine separate funds (the “Funds”) offered in various classes (the “Classes”) as of the date hereof;

WHEREAS, the Distributor serves as distributor of the shares of beneficial interest of each series of the Trust pursuant to the Agreement;

WHEREAS, Distributor and the Trust wish to enter into this Amendment to the Agreement in order to add additional Classes to the Agreement and revise the fees payable to Distributor hereunder;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Distributor hereby agree as follows:

1.    Effective Date.

The effective date of this Amendment (the “Effective Date”) shall be the date upon which the Post-Effective Registration Statement for the Cavanal Hill Funds that was filed February 11, 2011 becomes effective with the Securities and Exchange Commission.

2.    Funds.

Schedule A of Schedule B (the “Distribution and Shareholder Services Plan”) of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

3.    Representations and Warranties.

(a)      The Trust represents (i) that it has full power and authority to enter into and perform this Amendment and (ii) that this Amendment will be presented to the Board of Trustees of the Trust (the “Board”) for the Board’s review and approval.

(b)      Distributor represents that it has full power and authority to enter into and perform this Amendment.

4.    Miscellaneous.

(a)      This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement. Except as set forth herein, the Agreement shall remain in full force and effect.

(b)      Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)      Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)      This Amendment may be executed in counterparts, each of which shall be an original but all which, taken together, shall constitute one and the same Agreement.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Distribution Agreement to be duly executed on the day and year first above written to become effective on the Effective Date.

CAVANAL HILL FUNDS

By: /s/ James L. Huntzinger

Name: James L. Huntzinger

Title: Executive Vice President

BOSC, INC.

By: /s/ Scott Grauer

Name: Scott Grauer

Title: Chief Executive Officer

Schedule A to the
Amended and Restated
Distribution and Shareholder Services Plan
Between Cavanal Hill Funds and BOSC, Inc.

Dated August 2, 2007
Amendment Dated April 28, 2011
Name of Fund	Compensation*

Cavanal Hill Cash	Annual rate of fifty one-hundredths of one percent (.50%) of
Management Fund	Premier Shares of Cavanal Hill Cash Management Fund’s
-Premier Shares +	average daily net assets.

Cavanal Hill Cash	Annual rate of twenty-five one-hundredths of one percent
Management Fund	(.25%) of Administrative Shares of Cavanal Hill Cash
-Administrative Shares	Management Fund’s average daily net assets.

Cavanal Hill Cash	Annual rate of twenty-five one-hundredths of one percent
Management Fund	(.25%) of Service Shares of Cavanal Hill Cash Management
-Service Shares	Fund’s average daily net assets.

Cavanal Hill U.S.	Annual rate of fifty one-hundredths of one percent (.50%) of
Treasury Fund	Premier Shares of Cavanal Hill U.S. Treasury Fund’s average
-Premier Shares +	daily net assets.

Cavanal Hill U.S.	Annual rate of twenty-five one-hundredths of one percent
Treasury Fund	(.25%) of Administrative Shares of Cavanal Hill U.S. Treasury
-Administrative Shares	Fund’s average daily net assets.

Cavanal Hill U.S.	Annual rate of twenty-five one-hundredths of one percent
Treasury Fund	(.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s
-Service Shares	average daily net assets.

Cavanal Hill Tax Free	Annual rate of fifty one-hundredths of one percent (.50%) of
Money Market Fund	Premier Shares of Cavanal Hill Tax Free Money Market Fund’s
-Premier Shares +	average daily net assets.

Cavanal Hill Tax Free	Annual rate of twenty-five one-hundredths of one percent
Money Market Fund	(.25%) of Administrative Shares of Cavanal Hill Tax Free
-Administrative Shares	Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free	Annual rate of twenty-five one-hundredths of one percent
Money Market Fund	(.25%) of Service Shares of Cavanal Hill Tax Free Money
-Service Shares	Market Fund’s average daily net assets.

Cavanal Hill Bond Fund	Annual rate of twenty-five one-hundredths of one percent
-A Shares	(.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund	Annual rate of twenty-five one-hundredths of one percent
-No Load Investor Shares	(.25%) of No Load Investor Shares of Cavanal Hill Bond
Fund’s average daily net assets.

Cavanal Hill Intermediate	Annual rate of twenty-five one-hundredths of one percent
Bond Fund	(.25%) of A Shares of Cavanal Hill Intermediate Bond Fund’s
-A Shares	average daily net assets.

Cavanal Hill Intermediate	Annual rate of twenty-five one-hundredths of one percent
Bond Fund	(.25%) of No Load Investor Shares of Cavanal Hill
-No Load Investor Shares	Intermediate Bond Fund’s average daily net assets.

Cavanal Hill U.S. Large	Annual rate of twenty-five one-hundredths of one percent
Cap Equity Fund	(.25%) of A Shares of Cavanal Hill U.S. Large Cap Equity
-A Shares	Fund’s average daily net assets.

Cavanal Hill U.S. Large	Annual rate of twenty-five one-hundredths of one percent
Cap Equity Fund	(.25%) of No Load Investor Shares of Cavanal Hill U.S. Large
-No Load Investor Shares	Cap Equity Fund’s average daily net assets.

Cavanal Hill Short-Term	Annual rate of twenty-five one-hundredths of one percent
Income Fund	(.25%) of A Shares of Cavanal Hill Short-Term Income Fund’s
-A Shares	average daily net assets.

Cavanal Hill Short-Term	Annual rate of twenty-five one-hundredths of one percent
Income Fund	(.25%) of No Load Investor Shares of Cavanal Hill Short-Term
-No Load Investor Shares	Income Fund’s average daily net assets.

Cavanal Hill Balanced Fund	Annual rate of twenty-five one-hundredths of one percent
-A Shares	(.25%) of A Shares of Cavanal Hill Balanced Fund’s average
daily net assets.

Cavanal Hill Balanced Fund	Annual rate of twenty-five one-hundredths of one percent
-No Load Investor Shares	(.25%) of No Load Investor Shares of Cavanal Hill Balanced
Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free	Annual rate of twenty-five one-hundredths of one percent
Bond Fund	(.25%) of A Shares of Cavanal Hill Intermediate Tax-Free
-A Shares	Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free	Annual rate of twenty-five one-hundredths of one percent
Bond Fund	(.25%) of No Load Investor Shares of Cavanal Hill
-No Load Investor Shares	Intermediate Tax-Free Bond Fund’s average daily net assets.

*	All fees are computed daily and paid monthly.

+	As of the Effective Date, these funds have not conunenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Agreement.